FIRST AMENDMENT TO SERIES 1999-1 VARIABLE
                       FUNDING SUPPLEMENT

     THIS FIRST AMENDMENT TO SERIES 1999-1 VARIABLE FUNDING SUPPLEMENT (this "Amendment"), dated as of February __, 2000, is entered into by and among PRIME II RECEIVABLES CORPORATION (the "Transferor"), FDS NATIONAL BANK (the "Servicer"), THE CHASE MANHATTAN BANK (the "Trustee"), MARKET STREET FUNDING CORPORATION (the "Purchaser"), and PNC BANK, NATIONAL ASSOCIATION (the "Agent").

                            RECITALS

     WHEREAS, the Transferor, the Servicer and the Trustee are parties to that certain Series 1999-1 Variable Funding Supplement, dated as of July 6, 1999 (as amended, supplemented or otherwise modified from time to time, the "Supplement") to the Pooling and Serving Agreement, dated as of January 22, 1997, among the Transferor, the Servicer and the Trustee (as amended, supplemented or otherwise modified from time to time, the "Agreement");

     WHEREAS, the Agent, on behalf of the Purchaser, is the Holder of Investor Certificates evidencing Undivided Interests representing 100% of the Class A Invested Amount and the Class B
Invested Amount; and

     WHEREAS, the parties hereto desire to amend the Supplement as hereinafter set forth.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Certain Defined Terms. Capitalized terms that are used herein without definition and that are defined in the Supplement shall have the same meanings herein as therein defined.

     2.   Amendments to Agreement. (a) Section 2 of the
Supplement is hereby amended by inserting the following definitions in their alphabetically determined places:

          "`AAA Reserve Account Trigger' shall mean, with respect to any Determination Date (i) the Payment Rate Percentage for the Monthly Period immediately preceding such Determination Date being less than 18%, (ii) the Delinquency Ratio for the Monthly Period immediately preceding such Determination Date being greater than 5%, or (iii) the Charge Off Ratio for the Monthly Period immediately preceding such Determination Date being greater than 10%.

          `Automatic Addition Percentage' shall mean for any date of determination (i) if an AAA Reserve Account Trigger has occurred and is continuing on such date of determination, 2.0%, and (ii) on any other date of determination, 0.0%; provided that if a Reserve Account Increase Notice shall have been delivered and an AAA Reserve Account Trigger has occurred and is continuing, the Automatic Addition Percentage shall not exceed 100% minus the Enhancement Percentage then in effect.

          `Charge Off Ratio' shall mean, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is the Investor Default Amount for such Monthly Period and the denominator of which is the average Invested Amount during such Monthly Period.

          `Delinquency Ratio' shall mean, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of all Receivables that were more than 60 days past due as of the end of each billing cycle during such Monthly Period and the denominator of which is the aggregate amount of all Receivables as of the end of each billing cycle during such Monthly Period."

     (b) The definition of Required Reserve Amount in Section 2 of the Supplement is hereby amended and restated in its entirety to read as follows:

          "`Required Reserve Amount' shall mean, with respect to any Business Day, the product of (i) the sum of (A) Automatic Addition Percentage for such Business Day, and (B) the Enhancement Percentage for such Business Day, times (ii) during the Revolving Period, the Invested Amount on such Business Day or, during the Amortization Period, the Invested Amount on the last day of the Revolving Period, provided that during the Amortization Period, the Required Reserve Amount on any Business Day shall not exceed the Invested Amount on such Business Day."

     (c) Section 4.9 (a) of the Agreement is hereby amended by adding the following sentence at the end of such Section:

          "Notwithstanding any other provision of this Agreement, the Transferor may at any time and from time to time in the Transferor's discretion deposit funds directly into the Reserve Account."

     (d) Section 5.2(ix) of the Agreement is hereby amended and restated in its entirety to read as follows:

          "(ix) the Excess Spread Percentage, the Excess Spread
     Enhancement Cap Percentage, Payment Rate Percentage, Payment
     Rate Enhancement Cap Percentage, the Enhancement Percentage, the Charge Off Ratio, the Delinquency Ratio and the
     Automatic Addition Percentage for the related Monthly
     Period;"

     (e) Section 17 of the Agreement is hereby amended and restated in its entirety to read as follows:

          "Automatic Additional Accounts. The Transferor shall not elect to terminate or suspend the inclusion of Automatic Additional Accounts without the prior written consent of the Administrative Agent acting on behalf of the Holders of Series 1999-1 Variable Funding Certificates as provided in
     Section 19 of this Variable Funding Supplement; provided, that if, on any Distribution Date immediately following a Determination Date on which an AAA Reserve Account Trigger occurred, the amount on deposit in the Reserve Account (without giving effect to any amounts deposited therein as a result of the Enhancement Percentage being greater than zero on such Determination Date) is less than the product of (i) the Automatic Addition Percentage on such Distribution Date, times (ii) during the Revolving Period, the Invested Amount on such Distribution Date or, during the Amortization Period, the Invested Amount on the last day of the Revolving Period (a "Suspension Event"), the Transferor will, in accordance with Section 2.6 of the Master Pooling and Servicing Agreement, declare a Suspension Date; provided, further, that, if a Suspension Event exists and is continuing, the Administrative Agent, on behalf of the Holders of the Series 1999-1 Variable Funding Certificates and in accordance with this Section 17, hereby consents to the Transferor's declaration of a Suspension Date; provided, further, that, if either (x) on any subsequent day the amount on deposit in the Reserve Account (without giving effect to any amounts deposited therein as a result of the Enhancement Percentage being greater than zero) is at least equal to the product of clauses (i) and (ii) above, or (y) on any subsequent Determination Date no AAA Reserve Account Trigger is continuing, the Transferor may, in its sole discretion, declare a Resumption Date."

     3. Representations and Warranties. Each of the parties hereto (other than the Trustee) hereby represents and warrants as follows:

          (a)  Representations and Warranties. The
     representations and warranties contained in Section 4 of the Class A Certificate Purchase Agreement and the Class B
     Certificate Purchase Agreement are true and correct as of the date hereof.

          (b) No Default. Both before and immediately after giving effect to this Amendment and the transactions contemplated hereby no Termination Event, Series 1999-1 Pay
     Out Event, Servicer Default or Trust Payout Event exists or shall exist.

     4. Effect of Amendment. All provisions of the Supplement, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Supplement (or in any other Related Document) to "this Supplement", "hereof", "herein" or words of similar effect referring to the Supplement shall be deemed to be references to the Supplement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Agreement other than as set forth herein.

     5. Effectiveness. This Amendment shall become effective as of the date hereof upon receipt by the Agent of counterparts of this Amendment (whether by facsimile or otherwise) executed by each of the other parties hereto, in form and substance satisfactory to the Agent in its sole discretion.

     6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

     7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York (without regard to any otherwise applicable principles of conflicts of law).

     8. Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any provision hereof or thereof.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.


                         PRIME II RECEIVABLES CORPORATION,
                         as Transferor
                         By:  /s/ Susan P. Storer
                         Name:  Susan P. Storer
                         Title:  President


                         FDS NATIONAL BANK,
                         as Servicer
                         By:  /s/ Susan R. Robinson
                         Name:  Susan R. Robinson
                         Title:  Treasurer


                         THE CHASE MANHATTAN BANK
                         By: /s/ Jennifer Cupo
                         Name:  Jennifer Cupo
                         Title:  Vice President


                         MARKET STREET FUNDING CORPORATION,
                         as A Purchaser
                         By:  /s/ Douglas K. Johnson
                         Name:  Douglas K. Johnson
                         Title:  President


                         PNC BANK, NATIONAL ASSOCIATION,
                         as Agent
                         By:  /s/ Bruce A. Kintner
                         Name:  Bruce A. Kintner
                         Title:  Vice President